Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On August 29, 2019, DT Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Constellation Alpha Capital Corp., (“Constellation”), completed its merger (“Business Combination”) with and into DermTech, Inc., a private Delaware corporation (“DermTech”). The Business Combination was effected pursuant to the Agreement and Plan of Merger, dated as of May 29, 2019 (as amended, the “Merger Agreement”) by and among Constellation, DermTech and Merger Sub. Shortly before the Merger, DermTech changed its name to DermTech Operations, Inc. Shortly following the Merger, Constellation changed its name to DermTech, Inc.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2019 combines the unaudited historical balance sheet of Constellation as of June 30, 2019 with the unaudited historical balance sheet of DermTech as of June 30, 2019, giving effect to the Business Combination as if it had been consummated as of that date.

The following unaudited pro forma condensed combined income statement combines the unaudited historical statement of operations of Constellation for the quarter ended June 30, 2019 with the unaudited historical statement of operations of DermTech for the quarter ended June 30, 2019, giving effect to the Business Combination as if it had occurred as of the beginning of the earliest period presented.

The following unaudited pro forma condensed combined income statement combines the audited historical statement of operations of Constellation for the year ended March 31, 2019 with the audited historical statement of operations of DermTech for the year ended December 31, 2018, giving effect to the Business Combination as if it had occurred as of the beginning of the earliest period presented.

The historical financial information of Constellation was derived from the audited financial statements of Constellation for the year ended March 31, 2019 and unaudited financial statement of Constellation for the quarter ended June 30, 2019, included in the Registration Statement on Form S-4 (File No. 333-232181), as amended (the “Registration Statement”) and Constellation’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2019, respectively. The historical financial information of DermTech was derived from the audited financial statements of DermTech for the year ended December 31, 2018 and the unaudited financial statements of DermTech for the three and six months ended June 30, 2019, included elsewhere in this filing. This information should be read together with Constellation’s and DermTech’s audited and unaudited financial statements and related notes, the sections titled “Constellation’s Management’s Discussion And Analysis Of Financial Condition And Results Of Operations” and “DermTech Management’s Discussion And Analysis Of Financial Condition And Results Of Operations” included in the Registration Statement, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this filing and other financial information included elsewhere in this filing.

Description of the Business Combination

Pursuant to the Merger Agreement, all DermTech outstanding shares were canceled and converted automatically, into the right to receive an aggregate of sixteen million (16,000,000) shares of Constellation Common Stock minus the total number of shares of Constellation Common Stock that can be acquired or received pursuant to the DermTech options, restricted stock units and warrants, as set forth on the Allocation Schedule to the Merger Agreement (the “Merger Consideration”), and each holder of DermTech shares received the right to receive the number of shares of Constellation Common Stock set forth opposite such holder’s name as set forth on the Allocation Schedule to the Merger Agreement. In connection with the Business Combination, Constellation entered into Subscription Agreements with investors to purchase an aggregate of 6,153,847 shares of Constellation common stock, for a purchase price of $3.25 per share and 1,231 shares of Constellation Series A Convertible Preferred Stock for a purchase price of $3,250 per share, in a private placement in which Constellation raised an aggregate of approximately $24,000,000.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Constellation will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on DermTech’s shareholders expecting to have a majority of the voting power of the combined company, DermTech comprising the ongoing operations of the combined entity, DermTech comprising a majority of the governing body of the combined company, and DermTech’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of DermTech issuing stock for the net assets of Constellation, accompanied by a recapitalization. The net assets of Constellation will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of DermTech.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and, in the case of the unaudited pro forma income statement, are expected to have a continuing impact on the results of the combined company. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. DermTech and Constellation have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming redemptions of 1,187,532 shares of Constellation ordinary shares into cash, which is assumed to be the most likely outcome to occur. This presentation assumes that Constellation stockholders exercise their redemption rights with respect to a maximum of 1,187,532 ordinary shares upon consummation of the Business Combination at a redemption price of approximately $10.47 per share. Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 13,045,476 shares of common stock to be issued to DermTech stockholders and 6,153,847 shares of common stock to be issued to the PIPE investors. In addition, the pro forma financial statements have been prepared assuming a 1 for 2 reverse stock split that occurred at the close of the Business Combination.

As a result of the Business Combination, it is assumed that all Constellation stockholders will elect to redeem their shares for cash. As a result of the max redemption of Constellation shareholders, DermTech will own approximately 59.11%, Constellation will own approximately 13.01% and the PIPE investors will own approximately 27.88% of Constellation common stock to be outstanding immediately after the Business Combination, based on the number of shares of Constellation common stock outstanding as of June 30, 2019.

BALANCE SHEETS

June 30, 2019

	A	B
	DermTech	Constellation	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$2,121,857	15,282	(116,154)	1
			(100,000)	9
			20,000,000	10
			4,000,000	12	25,920,985
Accounts receivable, net	437,481	-			437,481
Inventory	42,540	-			42,540
Prepaid expenses and other current assets	62,399	45,750			108,149

Total current assets	2,664,277	61,032	23,783,846		26,509,155
Marketable securities held in Trust Account	-	12,432,054	(12,432,054)	2	-
Property and equipment, net	188,609	-			188,609
Other assets	50,000	-			50,000

Total assets	$2,902,886	12,493,086	11,351,792		26,747,764

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable and accrued expenses	$1,810,849	2,353,005	(100,000)	9	4,063,854
Advances from related parties	-	116,154	(116,154)	1	-
Accrued compensation	574,108	-			574,108
Deferred revenue	1,138,004	-			1,138,004
Current notes payable	516,270	-			516,270
Current convertible notes payable, net	9,180,873	-	(9,180,873)	3	-
Derivative liability	3,374,343	-	(3,374,343)	4	-

Total current liabilities	16,594,447	2,469,159	(12,771,370)		6,292,236
Deferred underwriting fees	-	4,312,500	(2,187,500)	6	2,125,000

Total liabilities	16,594,447	6,781,659	(14,958,870)		8,417,236

Commitments and Contingencies

Constellation ordinary shares subject to possible redemption, 67,956 shares at redemption values as of June 30, 2019	-	711,419	(711,419)	2	-
DermTech Series C convertible preferred stock, par value $0.001; 2,624,393 shares issued and outstanding as of June 30, 2019	2,624	-	(2,624)	5	-

Stockholders’ (deficit) equity:
DermTech common stock, par value $0.001; 4,709,148 shares issued and outstanding as of June 30, 2019	4,709	-	3,873	3
			2,624	5
			(11,206)	8	-
Constellation ordinary shares, no par value; 5,274,576 shares issued and outstanding as of June 30, 2019	-	3,340,730	(3,340,730)	7	-
Combined entity common stock, par value $0.001	-		5,275	7
			13,045	8
			6,154	10
			1,494	11
			(12,984)	13	12,984
Combined entity Series A convertible preferred stock, par value $0.0001			0	12
			(0)	13	0
Additional paid-in capital	66,570,774	-	(11,720,635)	2
			9,177,000	3
			3,335,455	7
			(1,839)	8
			19,993,846	10
			(1,494)	11
			4,000,000	12
			12,984	13	91,366,091
Retained earnings (accumulated deficit)	(80,269,668)	1,659,278	3,374,343	4
			2,187,500	6	(73,048,547)

Total stockholders’ (deficit) equity	(13,694,185)	5,000,008	27,024,705		18,330,528

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$2,902,886	12,493,086	11,351,792		26,747,764

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

A - Derived from the unaudited balance sheet of DermTech as of June 30, 2019.

B - Derived from the unaudited balance sheet of Constellation as of June 30, 2019.

1 - To record repayment of advances from related parties.

2 - Assumes the maximum number of shares of 1,187,532 are redeemed into cash by the Constellation stockholders at a price of $10.47, and as a result $12,432,054 would be paid out of trust account. This represents the maximum redemption amount after giving effect to payments to redeeming stockholders based on a consummation of the Business Combination on June 30, 2019. If less than the maximum of 1,187,532 shares are redeemed, the surviving entity would have more shares outstanding and a higher cash balance, resulting in a higher stockholders equity amount. If 50% of the 1,187,532 Constellation shares are not redeemed, the remaining shares would result in approximately 5% additional shares outstanding in the weighted average shares calculation of the pro forma income statement, with a resulting approximate $6.2 million in additional cash remaining in the surviving entity.

3 - Assumes the outstanding convertible notes payable converts upon consummation of the Business Combination. As a result of conversion, 3,873,108 shares of DermTech common stock are issued at a par value of $0.001.

4 - Represents extinguishment of derivative liability and resulting gain to retained earnings (other income) upon conversion of convertible notes payable.

5 - Outstanding Convertible Series C Convertible Preferred Stock will convert to DermTech Common Stock at a 1:1 ratio immediately prior to Business Combination.

6 - To record the reduction in deferred underwriting fees upon consummation of Business Combination based upon Deferred Underwriting Fee Assignment Agreement between Constellation, Cowen and DermTech dated May 29, 2019.

7 - To create a par value at $0.001 for Constellation’s outstanding ordinary shares as of June 30, 2019 and to transfer remaining account balance to additional paid in capital.

8 - To reflect the merger consideration conversion ratio at June 30, 2019 of DermTech outstanding common stock into the combined entity’s common stock. 11,206,649 shares of DermTech common stock (includes outstanding common shares, converted preferred stock and converted outstanding bridge note shares) converted to 13,045,476 shares of Constellation common stock at a conversion ratio of 1.16, calculated as follows:

DermTech Stock Type	DermTech Shares at June 30, 2019
Common Stock	4,709,148
Convertible Series C Preferred Stock	2,624,393
2018 Bridge Note Conversion to Common Stock	3,034,116
2019 Bridge Note Conversion to Common Stock	838,992
Common Stock Options @ 0.63	385,739
Common Stock Options @ 0.65	1,007,607
Common Stock Options @ 2.03	144,912
Common Stock Options @ 2.31	159,730
Restricted Stock Units	801,651
Common Stock Warrants @ 0.63	38,430
Total DermTech Shares	13,744,718
CNAC Shares Issued in Business Combination	16,000,000
Merger Conversion Ratio	1.16
DermTech Principal Shares	11,206,649
Conversion into Constellation Shares	13,045,476

9 - Constellation entered into an Administrative Service Agreement, dated June 20, 2017, in which at the consummation of a Business Combination, Constellation is required to pay a fee for office space, utilities and administrative services. An aggregate of $100,000 in fees for these services were included in accounts payable and accrued expenses in the accompanying balance sheet at June 30, 2019.

10 - To reflect the PIPE investment issuance of 6,153,847 shares of Common Stock for gross proceeds of $20,000,000.

11 - There currently are 14,936,250 rights to receive ordinary shares issued and outstanding sold as part of the units in Constellation’s initial public offering and part of the private unit offering. Each holder of a right will receive one-tenth of one ordinary share upon consummation of Constellation’s initial business combination, even if the holder of such right redeemed all ordinary shares held by them.

12 - To reflect the PIPE investment issuance of 1,231 shares of Series A Convertible Preferred Stock for gross proceeds of $4,000,000.

13 - To reflect the 1 for 2 reverse stock split that occurred at the close of the Business Combination.

STATEMENT OF OPERATIONS

	A	B

	DermTech	Constellation	Pro Forma Adjustments		Pro Forma Income Statement

Revenues:
Contract revenue	$328,562	-			328,562
Assay revenue	284,654	-			284,654

Total Revenue	613,216	-	-		613,216

Cost of revenues	685,888	-			685,888

Gross profit (loss)	(72,672)	-	-		(72,672)

Operating expenses:
Sales and marketing	1,031,803	-			1,031,803
Research and development	517,876	-			517,876
General and administrative	1,705,949	931,619	(1,459,495)	1	1,178,073

Total operating expenses	3,255,628	931,619	(1,459,495)		2,727,752

Loss from operations	(3,328,300)	(931,619)	1,459,495		(2,800,424)

Other income (expense):
Interest income (expense), net	(323,708)	70,855	(70,855)	2
			319,836	3	(3,872)
Unrealized gain (loss) on marketable securities held in Trust Account	-	3,220	(3,220)	2	-
Reduction of deferred underwriting fee	-	718,750			718,750
Other expense	(39,701)	-	39,701	3	-

Total other income (expense)	(363,409)	792,825	285,462		714,878

Net loss	$(3,691,709)	(138,794)	1,744,956		(2,085,546)

Weighted average shares outstanding used in computing net loss per share, basic and diluted	4,659,624	5,260,831	13,045,476	4	11,035,735
Net loss per common share outstanding, basic and diluted	(0.79)	(0.03)			(0.19)

Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations

A - Derived from the unaudited statements of operations of DermTech for the year ended June 30, 2019.

B - Derived from the unaudited statements of operations of Constellation for the year ended June 30, 2019.

1 - Reflects the elimination of $1.5 million in nonrecurring transaction costs incurred that are directly related to the Business Combination.

2 - Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

3 - Reflects the elimination of interest expense and other expense associated with the outstanding convertible notes that will be extinguished upon the consummation of the Business Combination.

4 - As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination, PIPE investment and 1 for 2 reverse stock split have been outstanding for the entire period presented. In addition, the Constellation shares issued to DermTech in the Business Combination presented below assumes conversion of outstanding DermTech shares as of June 30, 2019 at a conversion ratio of 1.16. Weighted average common shares outstanding basic and diluted are calculated as follows:

Weighted average shares calculation, basic and diluted
Constellation weighted average shares outstanding	5,260,831
Less: maximum shares subject to redemption	(1,187,532)
Less: shares subject to Constellation Forfeiture Agreement, dated May 29, 2019	(2,694,779)
Shares issued to Constellation rights holders	1,493,628
Constellation shares issued to DermTech in the Business Combination	13,045,476
Common shares issued to PIPE investors	6,153,847
1 for 2 reverse stock split	(11,035,735)
Weighted average shares outstanding	11,035,735

The foregoing calculations assume the maximum number of shares of 1,187,532 are redeemed into cash by the Constellation stockholders at a price of $10.47, and as a result $12,432,054 would be paid out of trust account. This represents the maximum redemption amount after giving effect to payments to redeeming stockholders based on a consummation of the business combination on June 30, 2019. If less than the maximum of 1,187,532 shares are redeemed, the combined company would have more shares outstanding and a higher cash balance, resulting in a higher stockholders equity amount. If 50% of the 1,187,532 Constellation shares are not redeemed, the remaining shares would result in approximately 5% additional shares outstanding in the weighted average shares calculation of the pro forma income statement, with a resulting approximate $6.2 million in additional cash remaining in the combined company.

In addition, any redemption amount less than 100% of the 1,187,532 Constellation shares would result in the combined company having a higher number of weighted average shares outstanding, which would reduce the pro forma loss per share. The pro forma statement of operations and comprehensive loss assumes 100% redemptions as this reflects the maximum potential loss per share.

Percent of shares owned by DermTech	59.11%
Percent of shares owned by PIPE investors	27.88%
Percent of shares owned by Constellation	13.01%

STATEMENT OF OPERATIONS

	A	B
	DermTech	Constellation	Pro Forma Adjustments		Pro Forma Income Statement

Revenues:
Contract revenue	$1,160,894	-			1,160,894
Assay revenue	1,281,259	-			1,281,259

Total Revenue	2,442,152	-	-		2,442,152

Cost of revenues	2,626,930	-			2,626,930

Gross profit (loss)	(184,778)	-	-		(184,778)

Operating expenses:
Sales and marketing	2,805,895	-			2,805,895
Research and development	2,053,979	-			2,053,979
General and administrative	3,514,804	1,978,028	(848,267)	1	4,644,565

Total operating expenses	8,374,678	1,978,028	(848,267)		9,504,439

Loss from operations	(8,559,456)	(1,978,028)	848,267		(9,689,217)

Other income (expense):
Interest income (expense), net	(1,093,863)	2,863,123	(2,863,123)	2
			1,078,375	3	(15,488)
Unrealized gain (loss) on marketable securities held in Trust Account	-	59,363	(59,363)	2	-
Other expense	(351,034)	-	351,034	3	-

Total other income (expense)	(1,444,897)	2,922,486	(1,493,077)		(15,488)

Net income (loss)	$(10,004,353)	944,458	(644,810)		(9,704,705)

Weighted average shares outstanding used in computing net loss per share, basic and diluted	4,644,353	5,136,904	12,729,061	4	10,815,565
Net loss per common share outstanding, basic and diluted	(2.15)	0.14			(0.90)

Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations

A - Derived from the audited statements of operations of DermTech for the year ended December 31, 2018.

B - Derived from the audited statements of operations of Constellation for the year ended March 31, 2019.

1 - Reflects the elimination of $848,267 in nonrecurring transaction costs incurred that are directly related to the Business Combination.

2 - Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

3 - Reflects the elimination of interest expense and other expense associated with the outstanding convertible notes that will be extinguished upon the consummation of the Business Combination.

4 - As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination, PIPE investment and 1 for 2 reverse stock split have been outstanding for the entire period presented. In addition, the Constellation shares issued to DermTech in the Business Combination presented below assumes conversion of outstanding DermTech shares as of March 31, 2019 at a conversion ratio of 1.28*. Weighted average common shares outstanding basic and diluted are calculated as follows:

The foregoing calculations assume the maximum number of shares of 1,187,532 are redeemed into cash by the Constellation stockholders at a price of $10.41, and as a result $12,357,980 would be paid out of trust account. This represents the maximum redemption amount after giving effect to payments to redeeming stockholders based on a consummation of the business combination on March 31, 2019. If less than the maximum of 1,187,532 shares are redeemed, the combined company would have more shares outstanding and a higher cash balance, resulting in a higher stockholders equity amount. If 50% of the 1,187,532 Constellation shares are not redeemed, the remaining shares would result in approximately 5% additional shares outstanding in the weighted average shares calculation of the pro forma income statement, with a resulting approximate $6.2 million in additional cash remaining in the combined company.

In addition, any redemption amount less than 100% of the 1,187,532 Constellation shares would result in the combined company having a higher number of weighted average shares outstanding, which would reduce the pro forma loss per share. The pro forma statement of operations and comprehensive loss assumes 100% redemptions as this reflects the maximum potential loss per share.

* This Merger Conversion Ratio differs from 1.16 Merger Conversion Ratio discussed throughout this prospectus as this ratio is calculated as if the business combination took place as of March 31, 2019. The 1.16 Merger Conversion Ratio is the projected conversion ratio upon consummation of the Business Combination.